Exhibit 99.2

FOR IMMEDIATE RELEASE

Rice Midstream Partners Announces Acquisition of Water Services Business from Rice Energy, Pricing of Private Placement of Common Units and Updated Guidance

CANONSBURG, Pa. - November 5, 2015 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today announced that it has acquired the water services business of Rice Energy Inc.’s (NYSE: RICE) (“Rice”) wholly-owned subsidiary, Rice Midstream Holdings LLC (“Midstream Holdings”), for $200 million at closing plus a $25 million earn out to be paid upon achievement of certain increases in connected water sources. This acquisition includes Midstream Holdings’ Pennsylvania and Ohio fresh water distribution systems and related facilities, as well as a right to provide fresh water for well completion operations and to collect, recycle or dispose of flowback and produced water for Rice in Washington and Greene Counties, Pennsylvania, and Belmont County, Ohio (the “Services Area”). In addition, RMP has been given the exclusive right to acquire and/or develop water treatment facilities in the Services Area. Finally, RMP priced a private placement of 13,409,961 common units for gross proceeds of $175 million and announced increased 2015 guidance.

Acquisition Highlights:

•	RMP has acquired Midstream Holdings’ water services business for $200 million, or approximately 5.0 – 5.7 times 2016 estimated water services EBITDA

•	One-time $25 million earn out payment by RMP, less any associated capital expenditures, if any, if Rice obtains an additional 5 MMgal/d of connected water sources in Ohio by December 31, 2017

•	Assets include Midstream Holdings’ Pennsylvania and Ohio fresh water distribution systems that provide access to 15.9 MMgal/d of fresh water from the Monongahela River, the Ohio River and other regional water sources in Pennsylvania and Ohio

•	The fresh water distribution systems include 123 miles of water pipeline, 143 million gallons of water impoundment capacity, as well as related pumping stations, take point facilities and measurement facilities

•	Increases 2015 EBITDA guidance range to $60 - $65 million and distributable cash flow guidance range to $52 - $57 million

•	Acquisition is expected to be immediately accretive to RMP’s distributable cash flow per unit

•	Increases anticipated DCF coverage ratio to 1.15x – 1.2x during 2015

Commenting on the results, Rob Wingo, Senior Vice President and Chief Operating Officer, said, “We are excited to announce our first drop down transaction with Rice, as the acquired assets complement our existing business. This allows us to provide water services coupled with gathering and compression services to Rice and other quality Appalachian producers. The agreements are 100% fee based with volumetric tiers that provide revenue and cash flow stability, making this business an excellent addition to the Partnership. The acquisition is immediately accretive to RMP and builds healthy distributable cash flow coverage in 2016 and beyond, above our target of 1.2 times, while growing distributions at our target of 20%.”

RMP funded the purchase price through borrowings under its revolving credit facility. Upon completion of the Partnership’s private placement of common units described below, the $175 million of gross proceeds will be used to repay a portion of borrowings outstanding under RMP’s revolving credit facility. Pro forma for the acquisition and the consummation of the private placement of common units, and assuming no earn out payment, RMP’s liquidity position as of September 30, 2015 was $369 million, consisting of $350 million available under its revolving credit facility and $19 million of cash on hand.

In connection with the Partnership’s water services business acquisition, RMP entered into amended and restated water services agreements with Rice. RMP has agreed to provide certain fluid handling services to Rice, including the exclusive right to provide fresh water for well completions operations in the Marcellus and Utica Shales and to collect, recycle or dispose of flowback and produced water for Rice within the Services Area. The initial term of the water services agreements is until December 22, 2029 and from month to month thereafter. Under the agreement and according to the tiered structure below, Rice will pay (i) a variable fee, based on volumes of water supplied, for fresh water deliveries by pipeline directly to the well site, subject to annual CPI adjustments and (ii) a produced water handling fee of actual out-of-pocket cost incurred, plus a 2% margin.

Water Services Agreements Overview
Tiered Fresh Water Fee	Pennsylvania	Ohio
Volumes (MMGal/Well)
Tier I	<8.25	<12.5
Tier II	8.25 – 13.25	12.5 – 20
Thereafter	>13.25	>20
Fee ($/Gallon)
Tier I	$0.07	$0.08
Tier II	$0.03	$0.04
Thereafter	$0.01	$0.02

Expected Weighted Average Fee(1)	$0.06	$0.07

Produced Water Services Fee	2% of cost	2% of cost

(1)	Assumes fee of $0.06 per gallon in Pennsylvania and 11,000,000 gallons of water per well that utilize the fresh water delivery system based on a 7,000’ lateral. Assumes fee of $0.07 per gallon in Ohio and 16,900,000 gallons of water per well that utilize the fresh water delivery system based on a 9,000’ lateral.

The conflicts committee of the board of directors of RMP’s general partner, comprised entirely of independent directors, recommended approval of the terms of the transaction, which were subsequently approved by the board of directors of RMP’s general partner and the board of directors of Rice.

Simmons & Company International served as exclusive financial advisor to the conflicts committee and provided a fairness opinion for the drop-down transaction. Akin Gump Strauss Hauer & Feld LLP served as legal counsel to the conflicts committee. Vinson & Elkins L.L.P. served as legal counsel to Rice Energy.

RMP Private Placement

On November 4, 2015, the Partnership priced a private placement of 13,409,961 common units for gross proceeds of approximately $175 million. The closing of the private placement is expected to occur on November 10, 2015, subject to certain customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above.

2015 Financial Guidance Update

As a result of the acquisition, RMP is increasing 2015 Adjusted EBITDA guidance to a range of $60 – $65 million and distributable cash flow is expected to be $52 – $57 million. RMP is increasing estimated capital expenditure guidance to $200 million. The increase is attributable to $15 million of gathering-related growth capital expenditures for new and existing projects and $5 million associated with the water services business acquisition. The table below compares our prior guidance with our updated guidance:

2015 Capital Budget and Financial Guidance
	Prior Guidance Feb. 17, 2015	Updated Guidance Nov. 5, 2015

Adjusted EBITDA ($MM)	$55 - $60	$60 - $65
% Third Party EBITDA	20%	20%
Distributable Cash Flow ($MM)	$48 - $53	$52 - $57
Average DCF Coverage Ratio	1.1x – 1.2x	1.15 – 1.2x
Capital Expenditures ($MM)	$180	$200

For further details on this announcement, please visit www.ricemidstream.com to view a presentation containing supplemental information.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering and compression assets in the rapidly developing dry gas core of the Marcellus Shale in southwestern Pennsylvania.

For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the private placement, projected gathering volumes, revenues, adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define Adjusted EBITDA as net income (loss) before interest expense, income tax benefit, depreciation and amortization, stock compensation expense and incentive unit expense. Adjusted EBITDA is not a measure of net income as determined by GAAP.

Distributable cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define distributable cash flow as Adjusted EBITDA, plus interest income, less cash interest expense, estimated maintenance capital expenditures and income taxes. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com

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